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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (333-63490) of Shurgard Storage Centers, Inc. on Form S-4 of our report dated February 8, 2001 (February 28, 2001, as to Note Q), appearing in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington

August 21, 2001